Exhibit 99.1

Crystal River Capital, Inc.

Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE

FRIDAY, NOVEMBER 6, 2009

CRYSTAL RIVER REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

NEW YORK, NY—November 6, 2009—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (OTCBB: CYRV) today announced its results for the quarter ended September 30, 2009.

For additional information, please refer to Crystal River’s letter to stockholders, which has been posted to the Investor Relations section of the Company’s website at www.crystalriverreit.com.

I.                THIRD QUARTER UPDATE

•                  Operating results: The net loss for the quarter ended September 30, 2009 totaled $55.3 million, or $2.19 per share, compared to a net loss of $56.7 million, or $2.28 per share, for the third quarter of 2008 and a net loss of $6.5 million, or $0.26 per share, for the second quarter of 2009. The increase in the net loss from the second quarter was primarily attributable to an increase in other-than-temporary impairments on available-for-sale securities and realized and unrealized loss on derivatives in the third quarter.

•                  Liquidity and leverage update: The amount drawn under the Company’s revolving credit facility remained unchanged as of September 30, 2009 from June 30, 2009 at $28.9 million.

•                  Special Committee: In August, the Company announced the formation of a special committee comprised of its independent directors and that the special committee has retained a financial advisor and legal counsel to assist in a review of the Company’s strategic alternatives.  However, given market conditions and their impact on Crystal River’s operations, the Board believes that it is appropriate to assess a wide array of possible alternatives. At present, no such decisions have been made and it is not yet possible to predict what will result from the process. The Company does not intend to disclose further developments until it has approved a course of action in connection with the exploration of its strategic alternatives.

Dividend Information

The Board of Directors has elected to suspend the quarterly dividend to holders of shares of the Company’s common stock to preserve liquidity in consideration of the large increase in the delinquency rate on the Company’s CMBS portfolio and the resulting uncertainty regarding operating cash flows. Based on the Company’s current forecasts, Crystal River would not be required to make any further distributions in 2009 in order to maintain its REIT status through 2009. The elimination of the common dividends for the remainder of 2009, assuming the same $0.10 quarterly dividend per share that was paid in October 2009, equates to approximately $2.5 million in cash flow savings each quarter. The Board of Directors will continue to evaluate the Company’s dividend policy in light of its portfolio performance and relevant provisions of the Internal Revenue Code.

About Crystal River

Crystal River Capital, Inc. (OTCBB: CYRV) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate—related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

COMPANY CONTACT

Jody Sheu

Crystal River Capital, Inc.

(212) 549-8346

jsheu@crystalriverreit.com

[CRZ-F]

II.                  CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	December 31,
(in thousands, except share and per share data)	2009	2009	2008
ASSETS
Investment securities, at fair value:
Available-for-sale securities	$14,219	$14,540	$21,615
Held-for-trading securities	49,609	42,713	51,301
Real estate loans	2,520	2,517	9,034
Real estate loans held for sale	5,058	5,058	5,058
Commercial real estate, net	223,380	225,006	228,259
Other investments	1,550	1,550	1,550
Intangible assets	71,316	72,724	75,541
Cash and cash equivalents	3,335	1,930	6,239
Restricted cash	16,926	17,501	26,107
Receivables	9,309	7,733	7,297
Rent enhancement receivable, related party	12,035	12,620	13,828
Prepaid expenses and other assets	1,186	1,965	939
Deferred financing costs, net	1,476	1,495	1,533
Total Assets	$411,919	$407,352	$448,301
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable and accrued expenses	$3,697	$2,863	$2,652
Dividends payable	2,526	2,522	2,511
Intangible liabilities	68,155	69,525	72,265
Collateralized debt obligations	43,248	40,538	45,429
Junior subordinated notes	51,550	51,550	51,550
Mortgages payable	219,380	219,380	219,380
Secured revolving credit facility, related party	28,920	28,920	32,920
Interest payable	2,141	1,989	1,357
Derivative liabilities	40,996	31,184	57,646
Total Liabilities	460,613	448,471	485,710
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,909,255; 24,909,254; and 24,905,252 shares issued and outstanding, respectively	25	25	25
Additional paid-in capital	564,762	564,690	564,560
Accumulated other comprehensive loss	(14,097)	(64,278)	(9,815)
Accumulated deficit	(599,384)	(541,556)	(592,179)
Total Stockholders’ Equity (Deficit)	(48,694)	(41,119)	(37,409)
Total Liabilities and Stockholders’ Equity (Deficit)	$411,919	$407,352	$448,301

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended			Nine months ended
(in thousands, except share and per share data)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

Revenues
Interest income – investment securities	$6,314	$7,096	$21,069	$27,298	$85,361
Interest income – real estate loans	229	228	936	915	5,755
Other interest and dividend income	37	41	185	97	1,072
Total interest and dividend income	6,580	7,365	22,190	28,310	92,188
Rental income, net	5,284	5,446	5,399	16,334	16,611
Total revenues	11,864	12,811	27,589	44,644	108,799

Expenses
Interest expense	5,919	6,195	9,302	18,647	44,302
Management fees, related party	—	—	243	—	1,328
Professional fees	1,006	361	480	1,811	1,733
Depreciation and amortization	3,022	3,022	3,022	9,066	9,066
Insurance expense	488	483	480	1,395	1,290
Directors’ fees	209	86	86	380	366
Public company expense	92	167	105	370	518
Commercial real estate expenses	428	382	348	1,203	1,185
Provision for loss on real estate loans	—	—	4,401	6,758	20,850
Other expenses	85	82	237	249	1,158
Total expenses	11,249	10,778	18,704	39,879	81,796

Other Revenues (Expenses)
Realized net gain (loss) on sale of investment securities, real estate loans and other investments	21	69	97	130	(4,951)
Realized and unrealized gain (loss) on derivatives	(13,078)	6,496	(6,152)	(2,711)	(44,183)
Total other-than-temporary impairments on available-for-sale securities	(56,374)	(37,328)	(26,876)	(99,486)	(112,340)
Portion of other-than-temporary impairments recognized in OCI	9,658	22,979	—	32,637	—
Net change in assets and liabilities valued under fair value option	5,955	969	(32,305)	(2,952)	(134,508)
Loss from equity investments	—	—	—	—	(40)
Other	(2,093)	(1,708)	(397)	(4,150)	(950)
Total other expenses	(55,911)	(8,523)	(65,633)	(76,532)	(296,972)

Net Loss	$(55,296)	$(6,490)	$(56,748)	$(71,767)	$(269,969)

Net loss per share – basic and diluted	$(2.19)	$(0.26)	$(2.28)	$(2.85)	$(10.88)
Weighted average shares of common stock outstanding: (1)
Basic and diluted	25,230,669	25,189,825	24,882,612	25,184,316	24,813,649
Dividends declared per share of common stock	$0.10	$0.10	$0.10	$0.30	$1.08

(1) Including other participating securities.

Comprehensive Loss (Unaudited)

	Three months ended			Nine months ended
(in thousands)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

Net Loss	$(55,296)	$(6,490)	$(56,748)	$(71,767)	$(269,969)

Cumulative effect of the adoption of new accounting principle	—	(72,126)	—	(72,126)	—
Changes in OCI - securities available for sale	49,881	16,699	(1,033)	66,775	(7,232)
Realization of deferred unrealized losses on cash flow hedges	—	—	—	—	13,181
Amortization of net realized losses on cash flow hedges into interest expense	301	301	586	1,069	1,031
Comprehensive Loss	$(5,114)	$(61,616)	$(57,195)	$(76,049)	$(262,989)

SUPPLEMENTAL INFORMATION

Total Investment Portfolio at September 30, 2009

The following table summarizes the Company’s investment portfolio at September 30, 2009, June 30, 2009, and September 30, 2008:

	September 30, 2009			June 30, 2009			September 30, 2008
($ in millions)	Carrying Value		% Total	Carrying Value		% Total	Carrying Value		% Total
Investment securities
CMBS	$58.5		19.7%	$50.3		17.3%	$158.7		34.9%
Prime RMBS	3.7		1.3%	4.8		1.6%	22.7		5.0%
Subprime RMBS	1.6		0.5%	2.2		0.8%	10.0		2.2%
Preferred stock	—		—	—		—	—		—
Direct real estate loans
Construction loans	—		—	—		—	2.7		0.6%
Mezzanine loans	5.1	(1)	1.7%	5.1	(1)	1.7%	26.2	(1)	5.8%
Whole loans	2.5		0.9%	2.5		0.9%	2.5		0.6%
Commercial real estate–owned(2)	223.4		75.4%	225.0		77.2%	229.9		50.6%
Other	1.6		0.5%	1.6		0.5%	1.6		0.3%
Total	$296.4		100.0%	$291.5		100.0%	$454.3		100.0%

(1)	Includes one loan in the amount of $5.1 million and $20.4 million held for sale for the quarter ended September 30 and June 30, 2009 and September 30, 2008 respectively.
(2)	Excludes intangible assets.

Third Quarter 2009 Securities Roll-Forward Table

The table below details the impact of purchases and sales, principal paydowns, premium and discount amortization, and market value adjustments on our investment securities during the third quarter of 2009:

(in millions)	CMBS	Prime RMBS	Subprime RMBS	Total Portfolio
Carrying Value June 30, 2009	$50.3	$4.8	$2.2	$57.3
Principal paydowns	—	(0.3)	(0.1)	(0.4)
Principal loss	(0.1)	(1.3)	(0.6)	(2.0)
Amortization	(3.9)	(1.1)	(0.1)	(5.1)
Market value adjustments:
CDO assets	10.2	0.6	0.1	10.9
Non-CDO assets	(45.2)	(0.5)	(1.0)	(46.7)
OCI	47.2	1.5	1.1	49.8
Carrying Value September 30, 2009	$58.5	$3.7	$1.6	$63.8

COMMERCIAL REAL ESTATE (“CRE”) INVESTMENT PORTFOLIO

At September 30, 2009, Crystal River’s CRE investment portfolio totaled $226.5 million. The CRE portfolio consists of three high-quality office buildings 100% leased on a triple-net basis to JPMorgan Chase. The buildings are financed with long-term fixed-rate mortgage loans.

CRE investment portfolio at September 30, 2009:

Location	Tenant	Year of Lease Expiry	Total Area (000s Sq. Ft.)	Book Value(1) (Millions)	Mortgage Debt (Millions)	Net Book Equity (Millions)
Houston, Texas	JPMorgan Chase	2021	428.6	$58.9	$53.4	$5.5
Arlington, Texas	JPMorgan Chase	2027	171.5	21.0	20.9	0.1
Phoenix, Arizona	JPMorgan Chase	2021	724.0	146.6	145.1	1.5
Total CRE			1,324.1	$226.5	$219.4	$7.1

(1)       Book value includes intangible assets and intangible liabilities, but excludes rent-enhancement and straight-line rent receivables.

REAL ESTATE LOAN INVESTMENT PORTFOLIO

At September 30, 2009, Crystal River’s real estate loan portfolio, which consists of two mezzanine loans (one of which is held for sale), a construction loan and a whole loan, totaled $7.6 million and had a weighted average interest rate of 9.3%.

Real estate loan portfolio at September 30, 2009:

	Mezzanine Loans		Construction Loans			Whole Loans		Total / WA(1)
($ in millions)	Fixed	Floating	Fixed		Floating	Fixed	Floating	Fixed		Floating
Outstanding Face Amount	$17.4	$—	$14.6		$—	$—	$2.5	$32.0		$2.5
Carrying Value	5.1	—	—		—	—	2.5	5.1		2.5
Amortized Cost	17.4	—	14.6		—	—	2.5	32.0		2.5
Number of Loans	2	—	1		—	—	1	3		1
Number of loans that are delinquent	1	—	1		—	—	—	2		—
WA Fixed Rate	10.1%	—	16.0	%(3)	—	—	n/a	10.1	%(4)	n/a
WA Floating Rate: Spread over LIBOR(2)	n/a	—	n/a		—	—	3.3%	n/a		3.3%

(1)       Weighted Average (“WA”).

(2)       London Interbank Offered Rate (“LIBOR”).

(3)       Construction loan has been placed on non-accrual status.

(4)       Excludes 16.0% WA fixed rate for construction loan.

CMBS INVESTMENT PORTFOLIO

CMBS portfolio by credit rating at September 30, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield(1)	Term (Yrs)(2)
BBB	$32.1	$8.6	37.7%	6.8
BB	7.4	3.8	22.4%	5.4
B	19.3	16.1	(17.6)%	3.1
Below B	18.6	30.0	(19.1)%	1.4
Total CMBS	$77.4	$58.5	(7.6)%	2.9

(1)       Yield is the implied loss-adjusted yield based on our expectation of future cash flows and the fair value of the security.

(2)       Refers to the loss-adjusted weighted average remaining life.

Credit Characteristics of CMBS portfolio by vintage at September 30, 2009:

CDO Assets:

Vintage	WA Rating(1)	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO(2)	Cumulative Loss to Date(3)
Pre-2005	B-	$2.8	$2.8	$0.7	3.66%	1.72%	0.00%
2005	CCC+	244.8	244.8	23.0	2.63%	4.29%	0.00%
2006	CCC	248.3	248.0	20.0	2.28%	3.87%	0.15%
2007	CCC+	27.9	27.9	2.6	2.68%	3.38%	0.00%
Total CMBS	CCC+	$523.8	$523.5	$46.3	2.47%	4.03%	0.07%

(1)	Rounded to nearest rating.
(2)

“60+” means that a payment on an underlying collateral loan is more than 60 days past due; “FC” means that the collateral underlying the loan is under foreclosure; “REO” means that the collateral underlying the loan has been foreclosed and is owned by the issuing trust. Delinquency rates refer to the entire securitization.

(3)	Actual losses against securities in Crystal River’s portfolio, based on original face amount.

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	NR	$50.8	$43.3	$2.4	0.21%	3.56%	14.82%
2006	CC	119.6	117.8	4.8	0.61%	3.78%	1.47%
2007	CC	132.8	132.8	5.0	1.17%	2.75%	0.00%
Total CMBS	CC	$303.2	$293.9	$12.2	0.79%	3.28%	3.06%

PRIME RMBS INVESTMENT PORTFOLIO

Prime RMBS portfolio by credit rating at September 30, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BB and above	$—	$—	—%	—
B	0.6	0.1	61.8%	8.5
Below B	14.6	3.6	287.5%	4.0
Total Prime RMBS	$15.2	$3.7	280.0%	4.1

Credit Characteristics of Prime RMBS portfolio by vintage at September 30, 2009:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	CCC	$1.9	$1.7	$0.2	0.23%	0.65%	0.00%
2004	CCC-	18.8	10.6	0.3	0.58%	18.40%	5.88%
2005	CCC-	79.5	54.7	1.8	0.75%	16.82%	9.61%
Total Prime RMBS	CCC-	$100.2	$67.0	$2.3	0.71%	16.66%	8.99%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	NR	$1.9	$1.4	$0.1	0.00%	0.67%	12.35%
2004	NR	0.4	0.3	0.0	0.00%	3.78%	8.73%
2005	C	56.0	35.3	1.2	0.43%	9.23%	11.36%
2006	C	4.0	3.8	0.1	0.64%	4.61%	0.00%
2007	C-	5.9	4.4	0.0	0.00%	6.72%	23.90%
Total Prime RMBS	C-	$68.2	$45.2	$1.4	0.39%	8.29%	10.53%

SUBPRIME RMBS INVESTMENT PORTFOLIO

Subprime RMBS portfolio by credit rating at September 30, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BBB	$2.3	$0.7	75.8%	4.8
BB	—	—	—%	—
B	1.4	0.1	115.6%	18.0
Below B	3.1	0.8	436.3%	5.2
Total Subprime RMBS	$6.8	$1.6	263.8%	5.7

Credit Characteristics of Subprime RMBS portfolio by vintage at September 30, 2009:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	DDD+	$50.1	$37.7	$0.7	3.16%	34.43%	1.21%
Total Subprime RMBS	DDD+	$50.1	$37.7	$0.7	3.16%	34.43%	1.21%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	BBB-	$6.6	$5.4	$0.3	0.86%	27.76%	63.30%
2006	BB-	9.2	8.3	0.5	3.91%	23.19%	0.00%
2007	C	1.1	1.1	0.1	0.51%	37.61%	0.00%
Total Sub-prime RMBS	BB	$16.9	$14.8	$0.9	2.54%	25.96%	40.42%

Financing Details

The following table shows the Company’s investment securities, real estate loans, other investments and other assets as of September 30, 2009 and the different lines used to finance such assets, categorized by (i) CDO debt, (ii) other term debt, such as mortgage loans on commercial real estate and trust preferred securities and (iii) the Company’s secured revolving credit facility:

		Debt
	Assets	CDO	Other Term	Funding
($ in millions)	Carrying Value	Debt(1)	Debt	Facility
CMBS	$58.5	$40.4	$—	$3.2
Prime RMBS	3.7	2.1	—	—
Subprime RMBS	1.6	0.7	—	—
Real estate loans	7.6	—	—	6.1
Commercial real estate	223.4	—	219.4	19.6
Trust Preferred Securities	1.6	—	51.6	—
Other	115.5	—	—	—
Total	$411.9	$43.2	$271.0	$28.9

(1)       CDO debt has been allocated based upon the asset mix within the Company’s CDOs.

CDO and Non-CDO Assets

The table below summarizes the breakdown of our investment securities between assets held by non-recourse securitization subsidiaries financed by CDO debt and assets held directly at September 30, 2009:

($ in millions)	Consolidated Carrying Value	CDO Assets	Non-CDO Assets
CMBS	$58.5	$46.3	$12.2
Prime RMBS	3.7	2.3	1.4
Subprime RMBS	1.6	0.7	0.9
Total	$63.8	$49.3	$14.5

Our securitized assets are held by two non-recourse securitization subsidiaries financed by CDO debt.  The table below details the assets and liabilities of these securitizations at September 30, 2009:

($ in millions)	Consolidated Outstanding Face Amount	Consolidated Carrying Value	CDO I	CDO II
CMBS	$817.4	$46.3	$8.2	$38.1
Prime RMBS	112.2	2.3	2.3	—
Subprime RMBS	52.5	0.7	0.7	—
Receivables, cash and other assets	—	4.4	1.8	2.6
Collateralized debt obligations	(457.5)	(43.2)	(10.6)	(32.6)
Derivative and other liabilities, net	—	(31.1)	(3.8)	(27.3)
Net Equity	$524.6	$(20.6)	$(1.4)	$(19.2)

OTHER INFORMATION

The Company will file a Form 10-Q for the quarter ended September 30, 2009 with the Securities and Exchange Commission. Please read the Form 10-Q carefully as it will contain Crystal River’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-Q also will be made available under the Investor Relations section of Crystal River’s website at www.crystalriverreit.com.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results and future dividend payments. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on our industry, general volatility of the capital markets and the market price of shares of our common stock, our liquidity and refinancing demands, continued credit performance of our investments, changes in interest rates, changes in the yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, the recovery of financing markets and our ability to obtain or refinance debt, changes in business conditions and the general economy, changes in the delinquency rates for the loans underlying our securitized debt assets, what, if anything, results from the Special Committee’s review of strategic alternatives, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, changes in generally accepted accounting principles and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended June 30, 2009, which we filed with the SEC on August 10, 2009, and the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended September 30, 2009, which we expect to file with the SEC by November 9, 2009. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.